Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS’

October 6, 2005

The Board of Directors
Invicta Group Inc.

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission of our report dated September 27, 2005, with respect to the financial statements of Invicta Group Inc. for the year ended December 31, 2004.

Baum & Company, P.A.

/s/ Joel Baum
Joel Baum

Coral Springs, Florida